Exhibit 10.7

                            DISTRIBUTORSHIP AGREEMENT

     THIS DISTRIBUTORSHIP AGREEMENT is entered into on 7/19/01, 2001 by and between AMERICAN SOIL TECHNOLOGIES' AGRIBLEND DIVISION, having a business address at 8433 N. Black Canyon Hwy. Suite 100, Phoenix, AZ 85201
("Manufacturer"), and BioPlusNutrients,LLC, having a business address at 1010 S. Main. St., Grace, ID 83241 ("Distributor") with respect to the following:

     WHEREAS, Manufacturer is engaged in the business of manufacturing and selling "Agriblend" and other soil amendment products manufactured under other trade names with each such product containing super absorbent cross-linked polymer or linear polymer (PAM) described and as may be amended on EXHIBIT "A" attached hereto which is incorporated herein for all purposes as if set forth verbatim (the "Products"); and

     WHEREAS, Distributor desires to sell the Products on the basis provided for in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein set forth Manufacturer and Distributor have agreed as follows:

                          I. DESIGNATION AS DISTRIBUTOR

     1.1 Upon and subject to the terms and conditions contained in this Agreement, Manufacturer hereby designates the Distributor as an authorized distributor of the Products within the territory described in EXHIBIT "B" attached hereto which is incorporated herein for all purposes as if set forth verbatim (the "Territory").

                       II. PURCHASE AND RESALE OF PRODUCTS

     2.1 Manufacturer hereby grants to Distributor the right, subject to the terms and conditions of this Agreement, to sell the Products for resale only. In consideration of Distributor's agreement herein, Distributor is granted the right to purchase and resell Products in the Territory.

     2.2 Distributor shall submit orders for the Products to Manufacturer. Manufacturer shall deliver to Distributor such Products as the Distributor may order. No order submitted to Manufacturer by the Distributor shall become effective unless and until it is formally accepted in writing by Manufacturer. Manufacturer shall fulfill such orders and ship the goods to Distributor at Distributor's principal place of business. Distributor shall pay for all costs incurred in the shipment of the Products.

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                        III. PRICES, DISCOUNTS AND TERMS

     3.1 All purchases will be at prices set forth in EXHIBIT "A". Distributor will pay Manufacturer for the Products either in cash or by check at the time of receipt of order from Manufacturer unless otherwise arranged with Manufacturer in writing. Distributor understands that the prices set forth in EXHIBIT "A" are subject to change upon thirty (30) days prior written notice by Manufacturer. Any pre-sold inventory will be delivered at the price in effect on the date ordered by Distributor.

                           IV. DELIVERY; RISK OF LOSS

     4.1 Manufacturer shall ship all Products ordered by Distributor hereunder in the manner and under the terms specified in EXHIBIT "C".

     4.2 Upon acceptance of orders received by Manufacturer from Distributor, Manufacturer shall deliver or cause to be delivered by a common carrier any Products ordered by Distributor. Products shall be shipped FOB Distributor's place of business.

                        V. WARRANTIES AND REPRESENTATIONS

     5.1 Manufacturer warrants that the Products manufactured and sold to Distributor will be free from defects in material and workmanship at the time of shipment.

     5.2 Distributor will supply a copy of Manufacturer's express written warranty materials to all buyers of Products.

                           VI. DISTRIBUTOR OPERATIONS

     6.1 Distributor agrees to use its best efforts to develop business in, to promote the use of, and to sell the Products within the Territory in accordance with good business practice. Manufacturer agrees to assist Distributor in the sale of the Products, and that it will provide Distributor with all information, literature and relevant material regularly available under Manufacturer's practices for use by its distributors.

     6.2 Distributor may display Products in shows, wherever located, in which Dealer's participation is permitted by the show rules.

     6.3 Distributor may use Manufacturer's trademarks, trade names and symbols which apply to the Products in advertising signage and other materials designed to promote and sell the Products under the Agreement. Dealer will not obtain or attempt to obtain any right, title or interest in or to the trademarks.

     6.4 Distributor shall not distribute, offer, sell, or purchase any products that compete or may compete with Manufacturer's Products including but not limited to products that contain cross-linked "super absorbent polymers" or linear polymers (PAM). Manufacturer acknowledges that Distributor manufactures

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and sells a fertilizer product sold under the trade name "BioPlusNutrients" and agrees that the manufacture, sale and distribution of this product is excluded from the provisions of this paragraph, provided the product is not amended by or applied to a polymer or a product that contains polymer.

     6.5 Distributor agrees that neither it nor its directors, affiliates, or employees shall at any time, either during or subsequent to the term of this Agreement, unless expressly consented to in writing by Manufacturer, either directly or indirectly use or disclose to any person or entity any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of Manufacturer. This shall include, but not be limited to, information concerning the customers of Manufacturer, Manufacturer's marketing methods, compensation paid to employees, independent contractors or suppliers and other terms of their employment or contractual relationships, financial and business records, know-how, or any other information concerning the business of Manufacturer, its manner of operations, its manufacturing methods or product formulations or other data of any kind, nature or description. Distributor agrees that the above information and items are important, material and confidential trade secrets and these affect the successful conduct of Manufacturer's business and its goodwill.

                            VII. TERM AND TERMINATION

     7.1 This Agreement shall become effective upon its execution by both parties hereto by their authorized representatives. Upon execution, this Agreement shall remain in effect for an initial term of one (1) year ("Initial Term"). This Agreement shall automatically renew for successive one (1) year terms unless either party notifies the other in writing at least thirty (30) days prior to the end of any one (1) year term that they do not wish to renew this Agreement.

     7.2 This Agreement may be terminated: (1) at any time by the mutual consent of the parties in writing, effective as provided therein; (2) upon thirty (30) days written notice by Distributor to Manufacturer without cause; or (3) with cause by either party at any time by giving the other party thirty (30) days notice, in writing, by registered or certified international mail, of such termination. Good cause for termination by either party shall include:

          (a) Either party's failure to fulfill its commitments and obligations under this Agreement that includes minimum product inventory and annual minimum annual sales per product.

          (b) Excessive customer complaints received by either party regarding sales practices of Distributor, or the quality of the Products; or,

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          (c) Either party's violation of any law that impairs its ability to conduct business or otherwise properly perform the commitments and obligations under this Agreement.

     7.3 Termination by either party in accordance with the provisions herein shall not constitute a breach of this Agreement. Neither Manufacturer nor Distributor shall by reason of the exercise of the rights of termination, be liable to the other for compensation, reimbursement or damages either on account of present or prospective profits on sales or anticipated sales, or on account of expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of the business or good will of Manufacturer or Distributor, or on account of any cause or thing whatsoever; provided, however, that termination of this Agreement shall in no way affect Manufacturer's obligation with respect to products previously ordered hereunder.

     7.4 In the event of termination of this Agreement, Manufacturer shall make delivery on retail orders placed with and accepted by it and Distributor shall accept shipment and make payment for any such orders, all in accordance with the provisions of this Agreement even though termination has been effected.

                            VIII. GENERAL PROVISIONS

     8.1 Neither Distributor nor Manufacturer is an employee, agent or representative of the other and nothing herein or performed hereunder shall be represented or construed as constituting either party as an agent or representative of the other. Each party shall conduct its entire business under this Agreement at its own cost and expense and shall have no authority to make any representation, guarantee or warranty (except as provided in Article V hereof), commitment or agreement on behalf of the other or to assume or incur any liability or indebtedness on the other's behalf, or to bind the other under any obligation whatsoever. Neither party shall be liable for any act or failure to act by the other, their agents or employees. Each party agrees to indemnify and hold the other harmless from any and all claims resulting from violation of this paragraph or resulting from any activity of the other party, its agents or employees, hereunder.

     8.2 Neither this Agreement nor any rights hereunder shall be assigned or transferred by Distributor without the written consent of Manufacturer. However, Distributor is permitted within the scope of this Agreement to select retailers or sub-distributors in the Territory for the Products.

     8.3 The failure by either party to enforce or take advantage of any of the provisions of this Agreement shall not constitute nor be construed as a waiver of such provisions or of the right subsequently to enforce or take advantage of each and every such provision. No waiver, deletion, alteration, modification, or amendment of this Agreement or the rights arising hereunder, shall be valid and binding unless in writing signed by a duly authorized representative of each party.

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     8.4 Any notice required or contemplated by this Agreement shall be in writing, delivered by registered or certified mail, addressed to the parties at their addresses hereinabove set forth, or at such other addresses as may from time to time be substituted therefor by notice in writing sent by the party changing its address.

     8.5 If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by either of the Parties under this Agreement, other than a dispute with respect to Section 3 of this Agreement, then either party may, with notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Each party shall bear one-half (1/2) of the cost of appointing the arbitrator and of paying such arbitrator's fees. The written decision of the arbitrator(s) ultimately appointed by or for both Parties shall be binding and conclusive on the Parties. Judgment may be entered on such written decision of the single arbitrator in any court having jurisdiction and the Parties consent to the jurisdiction of the Municipal and Superior Court of Orange County, California for this purpose. Any arbitration undertaken pursuant to the terms of this section shall occur in Orange County, California.

     8.6 If any provision of this Agreement shall in any way be or become violative of or prohibited by or under the valid applicable laws, judgments, decrees or public policy of any state or jurisdiction, said provision or part thereof shall be, as to said jurisdiction, ineffective and void to the extent of such violation or prohibition without invalidating any of the remaining provisions of this Agreement.

     8.7 This Agreement and all Exhibits and Addenda attached hereto set forth the entire understanding between the parties as to the subject matter hereof and incorporates herein and supersedes all prior and collateral representations and agreements by or between the parties. Any and all prior franchise, dealership, distributorship, or representation agreements, commitments or understandings which may have been entered into by the parties are hereby terminated and superseded hereby and any and all claims for violations or breach thereunder are hereby disavowed and released.

     8.8. Each Party (the Indemnifying Party) agrees to indemnify, defend, and hold harmless the other Party (the Indemnified party) from and against any and all liability for injury to persons or damage to or loss of property to the extent caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, including any and all expense and costs, legal or otherwise, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of the work performed under this Agreement; provided, however, that the Indemnifying party shall not be liable for injury to persons or damage to or loss of property caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees. However, under no circumstances shall Manufacturer be held liable or have the duty of indemnification for damages due to improper installation of the Products.

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     The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party's indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

     The rights and obligations of the Parties under this section shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

     8.9 The individuals signing on behalf of Manufacturer and Distributor have authority to bind the respective parties. Execution and delivery of this Agreement by Manufacturer and Distributor to the other constitutes a valid and binding agreement.

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     IN WITNESS WHEREOF, this Agreement is signed in two or more counterparts as of the day and year first above written.

"MANUFACTURER"                          "DISTRIBUTOR"

AMERICAN SOIL TECHNOLOGIES, INC.        BIOPLUSNUTRIENTS LLC


By:  /s/ S.G. Lee                       By: /s/ John H. Kunz
     -----------------------------          ------------------------------------

Its: Exec. V.P.                             Part Owner
     -----------------------------          ------------------------------------

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                                   EXHIBIT "A"

     The Distributorship Agreement between American Soil Technologies Inc., AGRIBLEND Division ("Manufacturer") and BioPlusNutrients LLC ("Distributor") dated 7/19/01, 2001.

                               PRODUCTS AND PRICE

     The Products to which the above-mentioned Agreement relates are the following and are sold for the price indicated on the Manufacturer confidential dealer price list attached hereto (subject to change upon thirty (30) days prior written notice by Manufacturer to Distributor).

     The below listed products with required inventory and minimum annual sales requirements per product are required to maintain exclusive relationship in designated territory with manufacturer.

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                                   EXHIBIT "B"

     The Distributorship Agreement between American Soil Technologies Inc. Agriblend Division ("Manufacturer"), a Nevada corporation, and BioPlusNutrients LLC ("Distributor"), dated 7/19/01, 2001.

                       TERRITORY AND BUSINESS APPLICATIONS

     The Territory to which the above-mentioned Agreement relates is described as follows:

Other than Texas, New Mexico and Oklahoma.

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                                   EXHIBIT "C"

     The Distributorship Agreement between American Soil Technologies Inc., Agriblend Division, a Nevada corporation ("Manufacturer"), and BioPlusNutrients LLC, a ("Distributor"), dated 7/19/01, 2001.

                           PAYMENT AND DELIVERY TERMS

     Unless Manufacturer and Distributor otherwise agree in writing or Manufacturer notifies Distributor of a change in the terms of payment or other terms and conditions of sale, the terms of payment and delivery for Products purchased under the Agreement referred above shall be as follows:

     1. Cash upon delivery to Distributor's place of business or such credit terms agreed to by the Parties;

     2.   Delivery shall be FOB Manufacturer's place of business.

     3. Any pre-sold inventory shall be delivered at the price in effect when Distributor placed the order.

     4. Manufacturer shall have no liability or indemnification duty for delays due to causes beyond Manufacturer's control.

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